UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2005

SS&C TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-28430	06-1169696

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Lamberton Road, Windsor, CT	06095

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 298-4500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

          On February 28, 2005, SS&C Technologies, Inc. (the “Company”) purchased all of the membership interests in EisnerFast LLC (“EisnerFast”), a fund accounting and administration affiliate of Eisner LLP, pursuant to the terms of a Purchase Agreement (the “Purchase Agreement”), dated as of February 28, 2005, by and among the Company, EisnerFast and EHS, LLC, a Delaware limited liability company acting as representative (the “Representative”) on behalf of all of the individual parties owning membership interests in EisnerFast (collectively, the “Sellers”). The aggregate consideration paid for all of the membership interests in EisnerFast was $25,300,000 in cash, of which $2,530,000 is to be held in escrow to secure indemnification obligations of the Sellers pursuant to the Purchase Agreement. The purchase price was paid from the Company’s working capital.

          The terms of the Purchase Agreement were determined on the basis of arm’s-length negotiations. From time to time the Company has provided certain software license, maintenance and professional services to Eisner LLP. Other than with respect to the transactions contemplated by the Purchase Agreement, the Company does not consider its relationship with Eisner LLP, EisnerFast, the Representative or the Sellers to be material, and, to the Company’s knowledge, no affiliates of the Company, or any director or officer of the Company, or any associate of such director or officer, has a material relationship with Eisner LLP, EisnerFast, the Representative or the Sellers.

          EisnerFast delivers back-office accounting and administration services to on- and off-shore hedge and private equity funds, funds of funds and investment advisors. Located in New York City, EisnerFast provides funds with an internal accounting infrastructure, including portfolio accounting, investor accounting, books and records, tax reporting and performance analysis. The assets acquired in the EisnerFast acquisition include personnel, contracts, computer equipment and software, accounts receivable and other fixed assets.

          The Purchase Agreement provides for customary representations, warranties and covenants by the Company, the Representative and EisnerFast. Certain of EisnerFast’s indemnity obligations in favor of the Company apply only with respect to aggregate liabilities in excess of specified thresholds, are subject to caps and are effective only for specified periods of time. The Company is entitled to the first $1,000,000 of payments for Scheduled Receivables, as that term is defined in the Purchase Agreement, and the Representative (on behalf of the Sellers) is entitled to any payments in excess of $1,000,000. In connection with the transaction, the Company has entered into (1) an Indemnity and Non-Solicitation Agreement with the Representative and the Sellers; (2) a three-year Non-Compete Agreement with Eisner LLP; and (3) a Trademark License Agreement with Eisner LLP. The Company has also entered into a Sublease Agreement with Eisner LLP in which the Company will sublet from Eisner LLP approximately 5,240 square feet of space in an office building in New York City commencing March 1, 2005 for an initial term of six months, with an option to renew for an additional three months.

     A copy of the Purchase Agreement is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference as though fully set forth herein. The foregoing summary of the Purchase Agreement and the transactions contemplated thereby is qualified in its entirety by the complete text of the Purchase Agreement filed herewith.

Item 2.01. Completion of Acquisition or Disposition of Assets

     The information contained above under Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SS&C TECHNOLOGIES, INC.

	By:	/s/ Patrick J. Pedonti
Patrick J. Pedonti
Date: March 3, 2005		Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1†	Purchase Agreement, dated February 28, 2005, by and among EisnerFast LLC, EHS, LLC and SS&C Technologies, Inc.

†	SS&C Technologies, Inc. hereby agrees to furnish supplementally a copy of any omitted schedules to this agreement to the Securities and Exchange Commission upon its request.